Exhibit 10.2
                                                                    ------------

                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                                 BLACKROCK, INC.
                     1999 ANNUAL INCENTIVE PERFORMANCE PLAN


This Amendment No. 1 is made to the Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the "Performance Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Performance Plan. This Amendment shall become effective on the date the Company's stockholders approve this amendment pursuant to a vote to taken at the Company's 2006 Annual Meeting of Stockholders, and shall not be effective if this amendment is not so approved by the Company's stockholders.

     WHEREAS, the Company previously adopted the Amended and Restated 1999 Annual Incentive Performance Plan; and

     WHEREAS, the Company wishes to amend the Performance Plan to increase the maximum payment a Participant may receive in respect of Awards granted for a Performance Period; and

     WHEREAS, in order to maintain compliance with section 162(m) of the Internal Revenue Code, such amendment shall be subject to approval by the Company's stockholders.

     NOW THEREFORE, the Performance Plan is amended, effective as of January 1, 2006, but subject to stockholder approval, as follows:

     1. The last sentence of Section 5 of the Performance Plan is hereby amended in its entirety to read as follows:

          Notwithstanding anything to the contrary contained herein, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant in an amount that exceeds 1.5% of the Company's total annual revenue determined in accordance with generally accepted accounting principles, excluding non-operating income.

     2. Except as provided herein, the Performance Plan shall remain in full force and effect.